SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 15, 2004

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Agreement and Plan of Merger dated July 30, 2004, by and among C.L.Y.K., Inc. (“Affinity Telecom”), Affinity Acquisition Corp. (“Merger Sub”), Christopher LaDuke, John Kopanakis, Jeremy Maynard and us (the “Merger Agreement”), was amended as of December 28, 2004 to settle certain disputes regarding the financial condition of Affinity Telecom. The amendment results in the reduction in the aggregate consideration we paid by approximately $927,000 through the cancellation of certain indebtedness, additional contributions by Christopher LaDuke, John Kopanakis and Jeremy Maynard (the “Former Stockholders of Affinity”) to the operation of the surviving corporation, the cancellation of certain cash payments by us to the Former Stockholders of Affinity and the issuance of promissory notes by the Former Stockholders of Affinity to us. The Former Stockholders of Affinity have also agreed to the termination of certain put rights that were granted to them pursuant to the terms of the Merger Agreement.

A copy of the amendment to the Merger Agreement and the Bonus Plan which has been established in place of certain earn out consideration provided in the Merger Agreement are filed as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

On November 17, 2004, we filed a Current Report on Form 8-K (the “Report”) to report our November 15, 2004 acquisition of 100% of the senior secured debt of Davel Communications, Inc. (“Davel”) and receipt of an assignment of the secured lenders’ shares of Davel’s common stock representing approximately 95% of Davel’s issued and outstanding common stock. We are filing this Amendment No. 1 to the Report to include the financial statements and pro forma financial information required under Item 9.01 of Form 8-K.

(a)        Financial statements of acquired businesses.

The financial statements of Davel required by this item are attached as Exhibit 99.2 and incorporated herein by this reference.

(b)        Pro forma financial information

The pro forma financial information required by this item for the transaction described in the Report is attached as Exhibit 99.3 and incorporated herein by this reference.

(c)        Exhibits Furnished.

10.1      Amendment No. 1 to Agreement and Plan of Merger
10.2      Bonus Plan
99.2      Financial Statements of Davel
99.3            Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Jay O. Wright
President and Chief Executive Officer MOBILEPRO CORP.

Date: January 21, 2005